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                                                                      EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                (Amounts in thousands, except per-share amounts)

                                                           Three Months Ended            Six Months Ended
                                                                      June 30                     June 30
                                                      -----------------------     -----------------------
BASIC EARNINGS PER SHARE                                   1998          1997          1998          1997
--------------------------------------------------    ---------     ---------     ---------     ---------
Income from continuing operations                     $ 185,924     $ 138,160     $ 324,202     $ 265,293
Preferred stock dividends                                (4,414)      (22,913)       (8,834)      (46,087)
                                                      ---------     ---------     ---------     ---------
Earnings from continuing operations applicable
    to common stock                                     181,510       115,247       315,368       219,206
Discontinued operations, net                                 --        19,853        38,400        72,194
                                                      ---------     ---------     ---------     ---------

Earnings applicable to common shares                  $ 181,510     $ 135,100     $ 353,768     $ 291,400
                                                      =========     =========     =========     =========

Weighted average common shares outstanding              359,070       330,235       351,787       329,944
                                                      =========     =========     =========     =========

Basic earnings per share
    Income from continuing operations                 $     .51     $     .35     $     .90     $     .66
    Discontinued operations, net                             --           .06           .11           .22
                                                      ---------     ---------     ---------     ---------

      Basic earnings per common share                 $     .51     $     .41     $    1.01     $     .88
                                                      =========     =========     =========     =========

DILUTED EARNINGS PER SHARE
--------------------------------------------------
Earnings from continuing operations applicable
    to common stock                                   $ 181,510     $ 115,247     $ 315,368     $ 219,206
Dividends applicable to dilutive preferred stock          4,414         8,279         8,834        16,819
                                                      ---------     ---------     ---------     ---------
                                                        185,924       123,526       324,202       236,025
Discontinued operations, net                                 --        19,853        38,400        72,194
                                                      ---------     ---------     ---------     ---------

Earnings applicable to common stock                   $ 185,924     $ 143,379     $ 362,602     $ 308,219
                                                      =========     =========     =========     =========

Weighted average common shares outstanding              359,070       330,235       351,787       329,944
Dilutive effect of exercise of options outstanding          783           358           719           404
Dilutive effect of conversions of preferred stock        16,502        34,582        16,502        34,582
                                                      ---------     ---------     ---------     ---------
                                                        376,355       365,175       369,008       364,930
                                                      =========     =========     =========     =========
Diluted earnings per share
    Income from continuing operations                 $     .49     $     .34     $     .88     $     .64
    Discontinued operations, net                             --           .05           .10           .20
                                                      ---------     ---------     ---------     ---------

      Diluted earnings per common share               $     .49     $     .39     $     .98     $     .84
                                                      =========     =========     =========     =========
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